Exhibit 1.1

GREAT AJAX CORP.

7.25% Convertible Senior Notes due 2024

UNDERWRITING AGREEMENT

April 19, 2017

RAYMOND JAMES & ASSOCIATES, INC.

JMP SECURITIES LLC

As Representatives of the several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway
St. Petersburg, FL 33716

c/o JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111

Ladies and Gentlemen:

Great Ajax Corp., a Maryland corporation (the “Company”), Great Ajax Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Thetis Asset Management LLC, a Delaware limited liability company (the “Manager”), each confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Raymond James & Associates, Inc. and JMP Securities LLC are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the issuance and sale by the Company of $76,250,000 principal amount of its 7.25% convertible senior notes due 2024 (the “Initial Notes”), and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount of the Initial Notes set forth opposite the names of each of the Underwriters listed in Schedule I hereto and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of $11,250,000 principal amount of additional 7.25% convertible senior notes due 2024 (the “Option Notes”) from the Company to the Underwriters, acting severally and not jointly, in the respective principal amount of the Option Notes set forth opposite the names of each of the Underwriters listed in Schedule I hereto. The Initial Notes to be purchased by the Underwriters and all or any part of the Option Notes subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Notes.” The Notes shall be convertible into shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), per $25.00 principal amount of the Notes, as described in the Prospectus, defined below. The shares of Common Stock into which the Notes may be converted are referred to herein as the “Conversion Shares.” The Notes and the Conversion Shares hereinafter are referred to collectively as the “Securities.” The Notes will be issued pursuant to an indenture (the “Base Indenture”) dated as of April 19, 2017 between the Company and Wilmington Savings Fund, FSB, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) dated April 25, 2017 between the Company and the Trustee.

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-209513) including a related base prospectus, for the registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). The registration statement has been declared effective under the Securities Act by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) under the Securities Act (the “Rule 430B Information”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of such registration statement with respect to the Notes within the meaning of paragraph (f)(2) of Rule 430B of the Securities Act, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the Rule 430B Information. Any registration statement filed pursuant to Rule 462(b) of the Securities Act is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.

The base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof (including the Final Term Sheet, as defined herein) in accordance with the provisions of Rule 430B and Rule 424(b) of the Securities Act. Such final prospectus supplement (including the Base Prospectus as so supplemented) in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and (iv) the information set forth on Schedule III (the “Final Term Sheet”).

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act.

The Company, the Operating Partnership, the Manager and the Underwriters agree as follows:

1.           Sale and Purchase.

(a)          Initial Notes. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price equal to 96.99% of their principal amount, the Company agrees to issue and sell to the Underwriters the Initial Notes, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of the Initial Notes set forth in Schedule I opposite such Underwriter’s name, plus any additional principal amount of the Initial Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of the Initial Notes in denominations other than $25.00. The purchase price reflects a reduced blended rate as a result of an institutional investor that is an existing stockholder of the Company purchasing approximately 13.9% of the principal amount of the Initial Notes.

(b)          Option Notes. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price equal to 96.99% of their principal amount, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Notes, plus any additional principal amount of Option Notes in the same proportion which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period upon notice by the Representatives to the Company setting forth the principal amount of Option Notes as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Notes. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than five full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Notes, each of the Underwriters, acting severally and not jointly, will purchase its proportionate share of the principal amount of Option Notes then being purchased based on its proportionate share of the principal amount of Initial Notes set forth in Schedule I opposite the name of such Underwriter, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of the Option Notes in denominations other than $25.00.

2.           Payment and Delivery.

(a)          Initial Notes. One or more global notes representing the Initial Notes (collectively, the “Initial Global Note”), shall be delivered by or on behalf of the Company to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Initial Notes duly paid by the Company, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 (the “Designated Office”), on April 25, 2017, or at such time or place on the same or such other date, not later than the fifth business day thereafter, as shall be agreed to by the Representatives and the Company. The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.” The Initial Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Time.

(b)          Option Notes. One or more global notes (collectively, the “Option Global Note”) shall be delivered by or on behalf of the Company to the nominee of DTC for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Option Notes duly paid by the Company, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, at the Designated Office, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Notes or on such other time and date as the

Company and the Representatives may agree upon in writing. The Option Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Time.

3.           Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriters as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), and agrees with each Underwriter, that:

(a)          the Company has the authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the section captioned “Capitalization”; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the subsidiaries of the Company identified on Schedule IV hereto (each, a “Subsidiary”) have been duly authorized and are validly issued, fully paid and nonassessable securities thereof and, except as disclosed in both the Prospectus and the Disclosure Package, all of the outstanding shares of capital stock, partnership interest or membership interests, as the case may be, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; all issued and outstanding units of partnership interest in the Operating Partnership (“Units”) owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(b)          each of the Company and each of the Subsidiaries has been duly incorporated, formed or organized and is validly existing as a corporation, general or limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization with full power and authority to own its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and, in the case of the Company and the Operating Partnership, to execute and deliver the Transaction Documents (as defined below), as applicable, and to consummate the transactions contemplated therein and to perform the obligations of the Company and the Operating Partnership, as applicable, under the Amended and Restated Management Agreement, dated October 27, 2015, by and among the Company, the Operating Partnership and the Manager (the “Management Agreement”);

(c)          the Company and each of the Subsidiaries is duly qualified or licensed and in good standing in each jurisdiction in which it conducts its businesses or in which it owns or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in both the Prospectus and the Disclosure Package, the Company and the Operating Partnership do not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(d)          the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(e)          neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective charter, bylaws, agreement of limited partnership, operating agreement or other similar organizational documents (the “Organizational Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(f)          the issuance and sale of the Notes, the execution, delivery and performance of this Agreement, the Indenture and the Notes (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated herein and thereunder (including the issuance of the Conversion Shares upon conversion of the Notes) will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Organizational Documents of the Company or any Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any Law applicable to the Company or any Subsidiary, except in the case of this clause (ii) for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

(g)          this Agreement and the Management Agreement have been duly authorized, executed and delivered by the Company and the Operating Partnership and each is a legal, valid and binding agreement of the Company and the Operating Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(h)         the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus;

(i)          no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of the Transaction Documents by the Company or the Operating Partnership, as applicable, their consummation of the transactions contemplated herein or thereunder (including the Company’s sale and delivery of the Notes and the Company’s issuance of the Conversion Shares upon conversion thereof), other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act, the Trust Indenture Act (as defined below) and the Exchange Act, (B) such approvals as have been obtained in connection with the approval of the listing of the Securities on the New York Stock Exchange (the “NYSE”) (C) such as have been obtained or made under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (D) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters;

(j)          each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Law, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Registration Statement, Prospectus and the Disclosure Package; neither the Company, nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package;

(k)         the Company meets the requirements for use of Form S-3 under the Securities Act; each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(l)          the Preliminary Prospectus when filed and the Registration Statement as of each effective date (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) and as of the date hereof, complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”); the documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act;

(m)        the Registration Statement, as of each effective date (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) and as of the date hereof and at the Closing Time or any Option Closing Time, did not, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters by the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof); the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(n)          as of 9:10 a.m. (Eastern time) on April 20, 2017 (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Notes and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the time of each sale of Notes and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters by the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);

(o)          each Issuer Free Writing Prospectus (including the Final Term Sheet), if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified;

(p)          the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act;

(q)          except for the Issuer Free Writing Prospectuses identified in Schedule II and Schedule III hereto, and any electronic road show relating to the public offering of the Securities contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;

(r)          the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act;

(s)          the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus, if any, was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range;

(t)           from September 23, 2014 through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are institutional accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications;

(u)          there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Operating Partnership, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a Material Adverse Effect;

(v)          the consolidated financial statements, including the notes thereto, included in each of the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and their consolidated results of operations and changes in financial position and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules, if any, included in the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company’s ratios of earnings to fixed charges included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission; all disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable;

(w)          Moss Adams LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package is, and was during the periods covered by its reports, independent public accountants as required by the Securities Act and the Exchange Act and is registered with the Public Company Accounting Oversight Board;

(x)          subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on its Units;

(y)          the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Disclosure Package; this Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;

(z)           except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, all of which registration or similar rights are fairly summarized in the Registration Statement, the Prospectus and the Disclosure Package;

(aa)         the Indenture has been duly authorized by the Company and, on the Closing Time, will have been (i) duly qualified under the Trust Indenture Act and (ii) duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies;

(bb)         the Notes have been duly and validly authorized for issuance and sale by the Company, and, when issued and delivered to the Underwriters against payment therefor pursuant to this Agreement and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, will be duly and validly issued and outstanding and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies;

(cc)         the Conversion Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be fully paid and nonassessable, and the issuance of the Conversion Shares will not be subject to any preemptive right, right of first refusal or other similar rights to subscribe or purchase securities of the Company or any subsidiary of the Company;

(dd)         the Common Stock and Conversion Shares have been approved for listing on the NYSE; the Company has taken all necessary actions to ensure that, upon and at all times since the NYSE shall have approved the Common Stock and Conversion Shares for listing, it is and will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect; the Company has taken all necessary actions to ensure that the Notes will be approved for listing on the NYSE, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the NYSE approves the Notes for listing, the Company is and will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect;

(ee)         neither the Company nor the Subsidiaries, or any of their respective directors, officers, representatives or affiliates has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act;

(ff)          neither the Company nor any of the Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of FINRA;

(gg)        any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership to each Underwriter as to the matters covered thereby;

(hh)        the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE;

(ii)           each of the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

(jj)          the descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(kk)        the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and neither the Company nor any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would have a Material Adverse Effect;

(ll)          the Company and each of the Subsidiaries have established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established;

(mm)      the Company and each of the Subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and since the date of the last audited financial statements of the Company included in the Disclosure Package, the Registration Statement and the Prospectus, the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Board of Directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(nn)       each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(oo)       except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Company and the Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiaries, and (iv) to the knowledge of the Company or the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiaries relating to Hazardous Materials or any Environmental Laws;

(pp)       neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would have a Material Adverse Effect;

(qq)       the Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any

“pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(rr)         except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

(ss)         all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been or will be issued and sold in compliance with (i) all applicable federal and state securities laws, and (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the NYSE;

(tt)         in connection with this offering, the Company has not offered and will not offer the Securities or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Securities except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;

(uu)       except for the payments to the Underwriters provided for hereunder, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;

(vv)       no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Prospectus or the Disclosure Package, which is not so described;

(ww)     neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Notes or the issuance of the Conversion Shares on conversion of the Notes, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xx)        neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U, or

X of the Board of Governors of the Federal Reserve System, as the same in effect on the Closing Time;

(yy)       there are no existing or, to the knowledge of the Company or the Operating Partnership, threatened labor disputes with the employees of the Company or any of the Subsidiaries which would have, individually or in the aggregate, a Material Adverse Effect; no labor dispute exists between any officers of the Company or the Operating Partnership (each, a “Company-Focused Professional”), on the one hand, and the employer of each such individual on the other hand;

(zz)         neither the Company nor the Operating Partnership nor, to the best of the Company’s or the Operating Partnership’s knowledge, any employer of any Company-Focused Professional has been notified that any such Company-Focused Professional plans to terminate his or her employment with his or her employer; neither the Company nor the Operating Partnership nor, to the best of the Company’s knowledge, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Operating Partnership or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(aaa)      there is and has been no failure on the part of the Company and the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(bbb)     commencing with its taxable year ended December 31, 2014, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code; the present and contemplated method of operation of the Company and the Subsidiaries does and will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and thereafter and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects. The Operating Partnership is treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes;

(ccc)       each of the Company and the Subsidiaries has timely filed all tax returns required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect;

(ddd)      neither the Company nor any of the Subsidiaries or any officer or director purporting to act on behalf of the Company or any of the Subsidiaries, nor the Manager or its affiliates acting on behalf of the Company or any of the Subsidiaries, has at any time (i) made any unlawful contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries; neither the Company nor any of the Subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of such entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries and, to the knowledge of the Company and the Operating Partnership, their affiliates have conducted their businesses in compliance with the FCPA;

(eee)      neither the Company nor any of its subsidiaries, nor, to the Company’s or the Operating Partnership’s knowledge, any of their affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company or any of its subsidiaries, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;

(fff)       neither the Company nor the Subsidiaries, nor, to the Company’s or the Operating Partnership’s knowledge, any employee or agent of the Company or the Subsidiaries, has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened; and

(ggg)     neither the Company nor the Subsidiaries, nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or the Subsidiaries, nor the Manager or its affiliates acting on behalf of the Company or the Operating Partnership, is currently subject to any U.S. sanctions administered by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country subject to Sanctions.

4.           Representations and Warranties of the Manager.

The Manager represents and warrants to the Underwriters as of the date hereof, the Initial Sale Time, as of the Closing Time and as of any Option Closing Time (if any), and agrees with each Underwriter, that:

(a)         as of the date of this Agreement, the Manager has no plan or intention to materially alter its investment policy, investment allocation policy or exclusivity policy with respect to the Company as described in the Registration Statement, the Disclosure Package or the Prospectus;

(b)         the Manager has been duly incorporated, formed or organized and is validly existing as a corporation, general or limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization with full power and authority to own its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and to execute and deliver this Agreement and to consummate the transactions contemplated herein;

(c)         the Manager is duly qualified or licensed and in good standing in each jurisdiction in which it conducts its businesses or in which it owns or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Manager (any such effect or change, where the context so requires, is hereinafter called a “Manager Material Adverse Effect” or “Manager Material Adverse Change”);

(d)         the Manager is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(e)          the Manager is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its operating agreement, bylaws or other similar organizational documents (the “Manager Organizational Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Manager is a party or by which any of it or its respective properties is bound (together with the Manager Organizational Documents, the “Manager Agreements”), or (iii) any Law applicable to the Manager, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Manager Material Adverse Effect;

(f)           the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein, and compliance by the Manager with its obligations hereunder and the Management Agreement will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Manager Organizational Documents, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Manager is a party or by which any of it or its respective properties may be bound or affected, or under any Law applicable to the Manager, except in the case of this clause (ii) for such breaches or defaults which would not, individually or in the aggregate, have a Manager Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Manager;

(g)          this Agreement and the Management Agreement have been duly authorized, executed and delivered by the Manager and each is a legal, valid and binding agreement of the Manager enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(h)          the Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Law, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Registration Statement, Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Manager Material Adverse Effect; the Manager is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Registration Statement, Prospectus and the Disclosure Package; the Manager is not in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Manager the effect of which could result in a Manager Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package;

(i)           the Manager does not have any employees;

(j)           none of the Manager or any of its respective directors, officers, representatives or affiliates has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation at Regulation M under the Exchange Act;

(k)          the Manager maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(l)           there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Manager, threatened against the Manager or any of its respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a Manager Material Adverse Effect; and

(m)          the Manager is not required to register as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by the Advisers Act, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Management Agreement, the Registration Statement, General Disclosure Package and the Prospectus.

5.           Certain Covenants of the Company.

The Company and the Operating Partnership, jointly and severally, agree with each Underwriter:

(a)          to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities);

(b)          if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)          to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 p.m. (New York City time), on April 21, 2017 or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 p.m. New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act;

(d)          to prepare the Final Term Sheet containing a description of the Notes and the offering contemplated hereby, in a form approved by the Underwriters and contained in Schedule III of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule;

(e)          to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act;

(f)          to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

(g)          to comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(h)          to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the

Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Securities contemplated herein; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(i)           to the extent not available on EDGAR, to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of the Securities, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company and the Subsidiaries;

(j)           to advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Securities (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Registration Statement, the Prospectus or the Disclosure Package so that the Registration Statement, the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is so delivered, be misleading or , in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;

(k)          to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(l)          prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(m)         during the period referred to in paragraph (j) above, to file all such documents in the manner and within the time periods required by the Exchange Act;

(n)          to apply the net proceeds of the sale of the Notes in accordance with its statements under the caption “Use of Proceeds” in the Registration Statement, the Prospectus and the Disclosure Package;

(o)          to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act) covering a period of 12 months beginning after the effective date of the Registration Statement;

(p)          at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes;

(q)          to use its best efforts to maintain the listing of the Conversion Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE;

(r)          to use its best efforts to effect the listing of the Notes on the NYSE list within 30 days of the Closing Time;

(s)          to promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 60-day restricted period referred to in Section 5(t) hereof;

(t)          to refrain, from the date hereof until 60 days after the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Notes to be sold hereunder (B) the issuance of the Conversion Shares, (C) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to the 2014 Director Equity Plan or the 2016 Equity Incentive

Plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) the filing of any registration statement on Form S-8;

(u)          not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(v)         to cause each officer and director of the Company to furnish to the Representatives, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree to the lock-up provisions as set forth in Exhibit A;

(w)         that the Company will continue to use its best efforts to meet the requirements to qualify as a REIT under the Code; and

(x)           neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Securities, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act.

6.           Payment of Expenses.

(a)          The Company and the Operating Partnership, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of any certificates for the Notes to the Underwriters, including any stamp or other transfer taxes or duties payable upon the issuance of any of the Notes or the sale of the Notes to the Underwriters (iii) the qualification of the Securities for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) filing for review of the public offering of the Securities by FINRA (including the reasonable legal fees and other disbursements of counsel for the Underwriters relating thereto in the maximum amount of $5,000) and the approval of the Securities for book-entry transfer by DTC, (v) the fees and expenses of the Trustee and any transfer agent or paying agent (including related fees and expenses of any counsel to such parties), the fees and expenses of the transfer agent or registrar for the Conversion Shares and miscellaneous expenses referred to in the Registration Statement, (vi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (vii) the costs and expenses of the Company in making road show presentations with respect to the offering of the Securities, and (viii) the performance of the Company’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

(b)          The Company and the Operating Partnership, jointly and severally, agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement which are otherwise specifically provided for herein.

(c)          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, the Operating Partnership, or the Manager to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, the Operating Partnership or the Manager shall be unable to perform its or their obligations under this Agreement, the Company or the Operating Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

7.           Conditions of the Underwriters’ Obligations.

The obligations of the Underwriters hereunder to purchase Notes at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Manager hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company, the Operating Partnership and the Manager of their respective obligations hereunder, and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a)          The Company shall furnish or cause to be furnished to the Underwriters at the Closing Time and on each Option Closing Time the opinion and negative assurance letter of Morrison & Foerster LLP, counsel for the Company, the Operating Partnership and the Manager, addressed to the Underwriters and dated the Closing Time and on each Option Closing Time substantially in the form of Exhibit B-1 hereto. In addition, the Company shall furnish or caused to be furnished to the Underwriters at the Closing Time and on each Option Closing Time the opinion of Morrison & Foerster LLP, tax counsel for the Company regarding certain U.S. federal income tax matters, addressed to the Underwriters and dated the Closing Time and on each Option Closing Time substantially in the form of Exhibit B-2 hereto.

(b)          The Underwriters shall have received at the Closing Time and on each Option Closing Time, a favorable opinion and negative assurance letter from Clifford Chance US LLP, counsel for the Underwriters, dated the Closing Time and on each Option Closing Time in form and substance satisfactory to the Underwriters.

(c)           The Underwriters shall have received from Moss Adams LLP a “comfort” letter dated, respectively, as of the date hereof and the Closing Time and on each Option Closing Time, addressed to the Representatives, in form and substance satisfactory to the Underwriters.

In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Notes as contemplated by the Registration Statement.

(d)          No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

(e)          Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Registration Statement, Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(g)          Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time there shall not have been any Material Adverse Change or Manager Material Adverse Change or any prospective Material Adverse Change or Manager Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Securities as contemplated by the Registration Statement.

(h)          The Conversion Shares shall have been approved for listing on the NYSE.

(i)           The Company shall have applied for listing of the Notes on the NYSE.

(j)           FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k)          The Representatives shall have received lock-up agreements, signed by the persons listed on Schedule V hereto, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(l)           The Company and the Operating Partnership will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of their Chief Executive Officer and Chief Financial Officer, to the effect that:

(i)          the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii)         no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)        the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement and the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time or any Option Closing Time, as applicable, do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and

(iv)        subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company, the Operating Partnership or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or of any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(m)          At the Closing Time, the Underwriters shall have received a certificate of the Chief Executive Officer of the Manager and the Chief Financial Officer of the Manager, dated as of the Closing Time, to the effect that (i) since the date hereof, since the Initial Sale Time or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, there has been no Manager Material Adverse Change in the condition, financial or otherwise, or in the earnings, business affairs, properties, assets or business prospects of the Manager and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (iii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time.

(n)          The Company, the Operating Partnership and the Manager shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company and Manager contained herein, and the performance by the Company, the Operating Partnership and Manager of their covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

8.           Termination.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change or Manager Material Adverse Change, or any development involving a prospective Material Adverse Change or Manager Material Adverse Change, or material change in management of the Company, the Manager or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representatives, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company or the Operating Partnership, or (vii) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, could reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

9.           Increase in Underwriters’ Commitments.

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Notes to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Notes which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Notes”). Absent the completion of such arrangements within such 36-hour period, (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the principal amount of the Notes which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the aggregate principal amount of the Notes agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 6 and 10 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Notes hereunder on such date unless all of the Notes to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

10.          Indemnity and Contribution by the Company and the Underwriters.

(a)          The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective affiliates, directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such indemnified party may incur arising under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company or the Operating Partnership contained herein, (B) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required retain, or the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (C) any application or other document, or any amendment or supplement thereto, executed by the Company or the Operating Partnership or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (D) an omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (E) an omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (F) an untrue statement or alleged untrue statement of a material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including, without limitation, slides, videos, films and tape recordings; except, in each case of (B), (D) and (E) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the statements set forth in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the first paragraph under the heading “Underwriting–Stabilization”

and the information under the heading “Underwriting–Electronic Distribution” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company or the Operating Partnership may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Operating Partnership pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company, (in which case neither the Company shall have the right to direct the defense of such action on behalf of the indemnified party or parties or the named parties in any such proceeding (including any impleaded parties included by the Company and the indemnified person)) or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties, in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Operating Partnership from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company, the Operating Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (B) an omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) an omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company or the Operating Partnership expressly for use therein. The statements set forth in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the first paragraph under the heading “Underwriting–Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company or the Operating Partnership for purposes of this Agreement.

If any action is brought against the Company, the Operating Partnership, the Manager or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnership, the Manager or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Operating Partnership, the Manager or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership, the Manager or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

(c)          If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Underwriters from the offering of the Notes or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Operating Partnership and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Operating Partnership bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, the Operating Partnership and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)          The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

11.          Survival.

The provisions of this Section 11, the indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Company, the Operating Partnership and the Manager contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, the Operating Partnership and the Manager and any of their directors and officers or any person who controls the Company, the Operating Partnership and the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Securities. The Company, the Operating Partnership and the Manager and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Securities, or in connection with the Registration Statement or Prospectus.

12.          Duties.

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Securities shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Securities as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the several Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Operating Partnership or the Manager and their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company, the Operating Partnership or the Manager with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Operating Partnership or the Manager on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Operating Partnership or the Manager and that the several Underwriters have no obligation to disclose any of such interests. The Company, the Operating Partnership and the Manager acknowledge that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company, the Operating Partnership and the Manager hereby waives and releases, to the fullest extent permitted by law, any claims that the Company, the Operating Partnership or the Manager may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty in connection with the offering of the Securities pursuant to this Agreement.

13.          Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier to the Representatives c/o Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: John Critchlow, Facsimile Number: (727) 567-8058 or c/o JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, Attention: Walter Conroy, Fascimile Number: (415) 835-8920; or if to the Company or the Manager, shall be sufficient in all respects if delivered to the Company or the Manager at the offices of the Company at Great Ajax Corp.; 9400 Beaverton-Hillsdale Hwy, Suite 131; Beaverton, Oregon 97005.

14.          Governing Law; Headings.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT

REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.          Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership, the Manager and the controlling persons, directors and officers referred to in Sections 10 and 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.          Counterparts and Facsimile Signatures.

This Agreement may be signed by the parties in counterparts (including by facsimile or other standard form of electronic transmission) which together shall constitute one and the same agreement among the parties, and each such signature shall constitute an original signature for all purposes hereof.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Manager and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, the Manager and the Underwriters.

[Signature pages follow]

Very truly yours,

Great Ajax Corp.

By:	/s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn
Title: Chief Executive Officer

Great Ajax Operating Partnership LP

By:	/s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn

Thetis Asset Management LLC

By:	/s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn

[Signature page to Underwriting Agreement]

Accepted and agreed to as
of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Peter Pergola
Name: Peter Pergola
Title: Vice President

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

[Signature page to Underwriting Agreement]

JMP Securities LLC

By:	/s/ Forrest Koenig
Name: Forrest Koenig
Title: Head of Convertible & Equity-Linked Capital Markets

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

[Signature page to Underwriting Agreement]